UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: May 18, 2006 (Date of earliest event reported)
Aradigm Corporation (Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	0-28402 (Commission File Number)	94-3133088 (IRS Employer Identification Number)

3929 Point Eden Way (Address of principal executive offices)		94545 (Zip Code)
510-265-9000 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Aradigm Corporation (the "Company") today announced via a press release that on May 18, 2006 it received a notice from the Nasdaq Stock Market ("Nasdaq") indicating that the Company has failed to comply with Marketplace Rule 4310(c)(2)(B) or Marketplace Rule 4310(c)(2)(B)(ii), requiring a market value of listed securities of $35 million, for 10 consecutive trading days. If, at anytime before June 19, 2006, the market value of the Company's listed securities is $35 million or more for 10 consecutive trading days, the Company could be able to regain compliance with the rule. The notice from Nasdaq also indicated that the Company is not in compliance with Marketplace Rules 4310(c)(2)(B)(i) or 4310(c)(2)(B)(iii), requiring stockholders' equity of at least $2.5 million or net income from continuing operations of at least $500,000 in the last completed fiscal year or two of the last three completed fiscal years, respectively. A copy of the Company's press release announcing receipt of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Aradigm Corporation dated May 18, 2006

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2006	ARADIGM CORPORATION By: /s/ Thomas C. Chesterman Thomas C. Chesterman SVP and Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Aradigm Corporation dated May 18, 2006